UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 2, 2011
Date of Report (Date of earliest event reported)

__________________________________________

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600
Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13c-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At Schweitzer-Mauduit International, Inc’s (the Company’s) Annual Meeting of Stockholders held April 28, 2011, stockholders voted through the solicitation of proxies on the items listed below.

Proposal One – Election of Directors

The following individuals were elected as directors to serve until the 2014 Annual Meeting of Stockholders and until their successors are elected and have qualified.

Nominees	For	Withheld	Abstain	Broker Non-Vote
Claire L. Arnold	14,365,447	359,287	--	1,305,167
Robert F. McCullough	14,562,011	162,723	--	1,305,167

Proposal Two - Ratification of the Selection of Independent Registered Public Accounting Firm

	For	Against	Abstain	Broker Non-Vote
Ratification of Deloitte & Touche’s selection as Independent Registered Public Accounting Firm	15,936,991	85,832	4,536	2,742

Proposal Three – Executive Compensation Advisory Vote

	For	Against	Abstain	Broker Non-Vote
Shareholders vote, on an advisory basis, the compensation paid to Named Executive Officers (“say-on-pay” vote)	14,268,563	301,653	154,515	1,305,170

Proposal Four – Advisory Vote on the Frequency of Executive Compensation Advisory Vote

	Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Vote
Shareholders vote, on an advisory basis, that the frequency with which they prefer to have a “say-on-pay”	2,272,697	45,264	12,313,481	96,030	1,302,429

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:	/s/ Peter J. Thompson
Peter J. Thompson
Executive Vice President, Finance & Strategic Planning

Dated:  May 2, 2011